Exhibit 99.1

Chicago Mercantile Exchange Holdings Inc.
141 West Jackson Boulevard Chicago, IL 60604
20 South Wacker Drive Chicago, IL 60606

FOR IMMEDIATE RELEASE

CME and CBOT Revise Terms of Merger Agreement

•	CBOT Shareholders to Receive Improved Exchange Ratio and Increased Ownership of Combined Company

•	CME to Repurchase Up to $3.5 Billion in Stock at $560 Per Share Following Close

•	CBOT Concludes ICE Unsolicited Proposal Not Superior

CHICAGO, May 11, 2007 – Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME) and CBOT Holdings, Inc. (NYSE: BOT) today announced that they have revised the terms of their definitive merger agreement. In addition, the CBOT Holdings Board of Directors and its special transaction committee have unanimously reaffirmed their recommendation that CBOT Holdings shareholders vote in favor of the merger agreement with CME. The CBOT Holdings Board also concluded that the unsolicited proposal submitted by IntercontinentalExchange, Inc. (ICE) was not superior to the revised CME transaction.

Under the terms of the revised agreement, CBOT Holdings shareholders will receive 0.3500 shares of Chicago Mercantile Exchange Holdings Class A common stock for each share of CBOT Holdings Class A common stock, an increase of 16 percent from the original terms of the merger agreement. Following completion of the transaction, current CBOT Holdings shareholders will own approximately 34.6 percent of the outstanding shares of the combined company, up from approximately 31.2 percent in the original agreement. CBOT Holdings will also receive additional representation on the combined company’s Board of Directors, with 10 of the 30 seats filled by current CBOT Holdings directors.

CME also announced that it will make a cash tender offer for up to $3.5 billion in common stock of the combined company, or approximately 12 percent of the combined company’s outstanding shares, at a fixed price of $560 per share, to commence shortly after the closing of the merger. The tender offer will be open to CBOT Holdings shareholders that receive CME stock in connection with the merger, as well as existing CME shareholders. The tender offer will be in lieu of the cash election feature that was part of the original merger agreement. CME has received financing commitments for $2.5 billion from Lehman Brothers which, along with available cash balances, will fund the tender offer.

The merger is expected to be accretive to earnings of the combined company on a cash basis within 12 months and on a GAAP basis within 12 to 18 months following the close. The share repurchase is expected to provide additional earnings accretion.

“The Board and Management of CME and CBOT recognize the tremendous potential for value creation in a merger of our two companies,” said CME Executive Chairman Terry Duffy. “We believe there is strong support for the combination from shareholders and members of both companies, and these revised terms and the cash tender, offer makes our already compelling transaction even more attractive. Since we announced the original agreement last October, both CME and CBOT have delivered strong financial performance and volume growth, underscoring the strategic rationale for bringing these two great Chicago institutions together. We look forward to completing this merger and realizing the full benefits for customers and shareholders of both companies.”

“After a thorough review of ICE and careful consideration of its proposal and the revised proposal from CME, the Boards of CBOT Holdings and the CBOT concluded that the revised merger agreement with CME offered greater overall benefits for our shareholders and members,” said CBOT Chairman Charlie Carey. “Our Boards and advisors carefully reviewed both the short-term and long-term value of both transactions. A combination with the CME will create the most extensive and diverse global derivatives exchange, transforming global derivatives markets and creating efficiencies for customers and members while delivering significant benefits to shareholders. In addition, given our common clearing arrangement with CME and the CME Globex electronic platform, we believe a combination with CME presents significantly less integration risk than a combination with ICE. We look forward to the July 9th vote and to completing the transaction as soon as possible after the vote.”

Both parties confirmed that they are in substantial compliance under the Hart-Scott-Rodino Act and currently expect the Department of Justice to conclude its review of the merger prior to the time of the shareholder votes.

“Through our CME/CBOT merger, we are poised to create a premier global exchange, with the capabilities and expertise to continue to develop innovative products, compete successfully in the international marketplace and participate in the growing OTC markets,” said CME Chief Executive Officer Craig Donohue. “The more we explore the opportunities this merger creates, the more we see the tremendous potential for product innovation, technology enhancements, trading opportunities and increased efficiencies unique to this merger. The significant benefits and enhanced synergies we expect to deliver as a result of this merger validate our enhanced offer. Based on revised estimates, the companies now expect pre-tax cost savings of at least $150 million to be achieved within the first two years following close, up from the $125 million originally identified. CME also has identified at least $75 million in revenue synergies on a net basis as a result of the combination.”

“From a strategic and operational perspective, the CME combination provides outstanding opportunities for growth, efficiencies and innovation, creating the leading global derivatives exchange in all major asset classes and one of the world’s most liquid marketplaces,” said CBOT President and CEO Bernard W. Dan.” We look forward to working with the CME management team to complete this transaction and to achieve the tremendous potential we believe the combined company will provide to its shareholders.”

“The proposed tender offer is an effective way to return capital to CME Group shareholders. CME’s balance sheet will remain strong and we expect our debt to carry a solid investment-grade credit rating,” said CME Chief Financial Officer James Parisi.

Transaction Structure

Under the terms of the revised merger agreement, CBOT Holdings shareholders will receive 0.3500 shares of Chicago Mercantile Exchange Holdings Class A common stock for each share of CBOT Holdings Class A common stock. The cash election component of the consideration included in the original agreement is not included in the revised agreement. Under the terms of the revised agreement, CBOT Holdings will be allowed to pay, if and when declared by its Board of Directors, quarterly dividends of $0.29 per share in each of the third and fourth quarters of 2007 and a similar dividend in the first quarter of 2008 to the extent the transaction hasn’t closed prior to the end of the applicable quarter.

CME and CBOT Holdings will file supplemental and amended proxy materials. Separate special meetings of shareholders of CME and CBOT Holdings and members of the CBOT have been rescheduled for July 9, 2007, and CME and CBOT Holdings will announce new record dates for determining shareholders entitled to vote at the meetings. Proxy cards previously executed and submitted by CME and CBOT Holdings shareholders and CBOT members who continue to hold their shares or memberships, respectively, on the new record date will remain valid. The companies still expect the transaction to close in mid-2007, pending approvals of regulators and shareholders of both companies and CBOT members, as well as completion of customary closing conditions.

CME and CBOT Holdings will hold an investor call and webcast today at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time to discuss this morning’s announcement. Presentation materials can be accessed through the investor relations section of CME’s Web site at www.cme.com. To participate in the call, dial 800-447-0521. International callers should dial 847-413-3238.

Lehman Brothers and William Blair are acting as financial advisors to CME and Skadden, Arps, Slate, Meagher & Flom LLP is acting as CME’s legal advisor. JPMorgan is acting as financial advisor to CBOT Holdings and the CBOT, and Mayer, Brown, Rowe & Maw LLP and Peter B. Carey, Esq. are acting as legal advisor to CBOT Holdings and the CBOT. Lazard Freres & Co., LLC is acting as financial advisor to the special transaction committee of CBOT Holdings and Latham & Watkins LLP is acting as its legal advisor. McDermott, Will & Emery is acting as legal advisor the non-ER members committee of CBOT Holdings.

Representatives who are serving on the CME transaction committee include: Terry Duffy; Craig Donohue; Phupinder Gill, CME President and Chief Operating officer; and CME Board members Leo Melamed, Chairman Emeritus; and Jack Sandner, retired Chairman. Representatives who are serving on the CBOT Holdings transaction committee include: Directors Charlie Carey, Bernard Dan, Joseph Niciforo, Christopher Stewart, and C.C. Odom, II.

About CME

CME (www.cme.com) is the world’s largest and most diverse financial exchange. As an international marketplace, CME brings together buyers and sellers on the CME Globex® electronic trading platform and on its trading floors. CME offers futures and options on futures in these product areas: interest rates, stock indexes, foreign exchange, agricultural commodities, energy, and alternative investment products such as weather, real estate and economic derivatives. CME is a wholly-owned subsidiary of Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME), which is part of the Russell 1000® Index and the S&P 500® Index.

About the CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity and commodity futures and options-on-futures products. Building on its 159-year history, the CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT provides premier customer service to risk managers and investors worldwide. For more information, visit our website at www.cbot.com.

Forward-Looking Statements

This press release may contain forward-looking information regarding Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc. and the combined company after the completion of the merger that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME and CBOT, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME and CBOT’s management which are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to the satisfaction of conditions to closing; including receipt of shareholder, member, antitrust, regulatory and other approvals on the proposed terms; the proposed transaction may not be consummated on the proposed terms; uncertainty of the expected financial performance of CME following completion of the proposed transaction; CME may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction; the integration of CBOT with CME’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of CME’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and CME’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, CME’s Registration Statement on Form S-4 filed with the SEC on February 26, 2007, and CBOT Holdings’ Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Said documents are available online at http://www.sec.gov or on request from CME or CBOT Holdings, as applicable. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the Federal securities laws, neither CME nor CBOT Holdings undertakes any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.

Additional Information

CME and CBOT have filed a definitive joint proxy statement/prospectus with the Securities and Exchange Commission (SEC) in connection with the original transaction. The parties intend to file a supplemented and amended joint proxy statement/prospectus regarding the revised transaction and rescheduled meetings. This press release is not a substitute for the definitive joint proxy statement/prospectus or any other documents CME and CBOT have filed or will file with the SEC. Investors and security holders are urged to read the definitive joint proxy statement/prospectus as amended and supplemented and any other relevant documents filed or to be filed by CME or CBOT because they contain or will contain important information about the proposed transaction. The definitive joint proxy statement/prospectus as amended and supplemented, and other documents filed or to be filed by CME and CBOT with the SEC are or will be, available free of charge at the SEC’s Web site (www.sec.gov) or from Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606, Attention: Beth Hausoul.

The information in this document describing CME’s planned tender offer following closing of the proposed transaction is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of CME’s common stock in the tender offer. The tender offer will be made only pursuant to an Offer to Purchase and related materials that CME will distribute to shareholders of the combined company and only if the proposed transaction with CBOT is consummated. Shareholders should read the Offer to Purchase and the related materials carefully when they become available because they will contain important information, including the various terms and conditions of the tender offer. Subsequent to the closing of the proposed transaction with CBOT, shareholders will be able to obtain a free copy of the Tender Offer Statement on Schedule TO, the Offer to Purchase and other documents that CME will file with the SEC free of charge at www.sec.gov or from Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606, Attention: Beth Hausoul.

CME and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about CME’s directors and executive officers is available in the definitive joint proxy statement/prospectus.

CBOT Holdings and its directors and executive officers and other members of management and employees and other CBOT members may be deemed to be participants in the solicitation of proxies from CBOT Holdings stockholders in respect of the proposed transaction. Information regarding CBOT Holdings directors and executive officers is available in CBOT Holdings’ proxy statement for its 2007 annual meeting of stockholders, dated March 29, 2007. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer,

solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Contacts:

CME Contacts –	CBOT Contacts –

Media: Anita Liskey, 312.466.4613 Allan Schoenberg, 312.930.8189 312.930.8189	Media: Maria C. Gemskie, 312.347.3257

Chuck Burgess The Abernathy McGregor Group 212.371.5999	Investors Deborah Koopman 312.789.8532

Investors John Peschier 312.930.8491 CME-G

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